EXHIBIT 99.1
500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports Fourth-Quarter and Full-Year 2010 Results; 2010 Revenues Increase 29%
Full-year operating income approaches $1 million

ROCHESTER, NY – February 24, 2011 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today announced revenues of $13,393,120 for the year ended December 31, 2010 compared to $10,392,825 for the year ended December 31, 2009, an increase of $3,000,295, or 29%. Operating income for the twelve months ended December 31, 2010 was $856,243 compared to an operating loss of $279,271 for the twelve months ended December 31, 2009, an improvement of over $1.1 million.

Highlights for the fourth quarter ended December 31, 2010 include:
•	Revenues of $3,509,930 compared to $2,919,459 in the fourth quarter of 2009, a 20% increase.
•	Gross profit of $1,708,133 compared to $1,505,904 in the fourth quarter of 2009, a 13% increase.
•	Operating income of $232,100 compared to $92,519 in the fourth quarter of 2009, a 151% improvement.
•
Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain/loss from derivative financial instrument (“Adjusted EBITDA”) was $604,404 for the quarter ended December 31, 2010 compared to Adjusted EBITDA of $441,438 for the comparable period in 2009, a 37% increase.

•	Non-cash loss on derivative charge of $1.8 million mostly attributable to the 120% appreciation in the Company’s stock price during the fourth quarter of 2010.
Other highlights for the full year ended December 31, 2010 include:
•	Gross profit of $6,855,235 compared to $5,615,354 for the full year of 2009, a 22% increase.
•	Adjusted EBITDA of $2,231,747 compared to $1,257,394 for the full year of 2009, a 77% increase.
•	Non-cash loss on derivative charge of $1.5 million, compared to $0.7 million in 2009, due in large part to the Company’s significant stock price appreciation during 2010.
•	Net loss of $629,042 compared to a net loss of $1,011,227 in 2009.

 Jeff Markin, chief executive officer of VirtualScopics stated, “We are pleased to deliver another strong year financially and operationally enabling us to surpass the goals we set for ourselves at the beginning of 2010. Most notable was the achievement of 29% growth in revenues to $13.4 million, exceeding our guidance of $13 million.”  He continued, “During the year we continued to make investments in efficiencies, personnel, and technology to successfully deliver upon an increasing project load.”  He further stated, “Certainly not to be overlooked is the performance of our stock price which has gained over 150% since the beginning of 2010.  We are very happy that our stockholders are able to share in the success of the company.” He concluded, “Looking forward, we believe we are very well positioned for a strong 2011.”

 “We are extremely pleased to report that we achieved all of our stated financial targets for 2010,” said Molly Henderson, chief business and financial officer of VirtualScopics. She added, “Of note, Adjusted EBITDA grew from $1.26 million in 2009 to $2.23 million in 2010, representing a 77% increase.  We also recognized year over year growth of greater than $1 million in operating income.”  She further added, “Not only did we experience a strong operating statement we also significantly improved our balance sheet. Our working capital (less the non-cash derivative liability) increased over 48% as of December 31, 2010 compared to the end of 2009.” She concluded, “The fourth quarter of 2010 represents our seventh quarter of positive Adjusted EBITDA and our sixth consecutive quarter of operating income. We feel we are financially well positioned to begin further investing in strategic initiatives that will support our sustainable growth in the future. As such, we are estimating our full year 2011 Adjusted EBITDA to be $1.7 million on a revenue target of $16 million.”

Jeff Markin and Molly Henderson will provide a business and 2011 update and discuss these results during the conference call on Thursday, February 24, 2011 at 11:00 a.m. EST. Interested participants should call 877-407-8035 when calling within the United States or 201-689-8035 when calling internationally.  This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative instrument (mark to market adjustment for warrants).  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of ASC 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACTS:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242 7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenues	$3,509,930	$2,919,459	$13,393,120	$10,392,825
Cost of services	1,801,797	1,413,555	6,537,885	4,777,471
Gross profit	1,708,133	1,505,904	6,855,235	5,615,354
Gross margin	49%	52%	51%	54%

Operating expenses
Research and development	238,573	225,821	1,028,090	975,311
Sales and marketing	260,838	362,521	1,165,359	1,240,310
General and administrative	604,318	476,124	2,430,039	2,142,339
Stock-based compensation expense	241,749	230,677	863,522	1,067,080
Depreciation and amortization	130,555	118,242	511,982	469,585
Total operating expenses	1,476,033	1,413,385	5,998,992	5,894,625
Operating income (loss)	232,100	92,519	856,243	(279,271)

Other income (expense)
Interest income	1,372	3,169	9,788	7,116
Other expense	(10,717)	(9,724)	(25,318)	(22,027)
(Loss) Gain on derivative financial instrument	(1,829,613)	287,953	(1,469,755)	(717,045)
Total other (expense) income	(1,838,958)	281,398	(1,485,285)	(731,956)
Net (Loss) Income	$(1,606,858)	$373,917	$(629,042)	$(1,011,227)

Series B preferred stock cash dividend	32,438	59,802	173,016	304,318
Net (loss) income attributable to common stockholders	$(1,639,296)	$314,115	$(802,058)	$(1,315,545)

Basic and diluted net (loss) income per common share	$(0.06)	$0.01	$(0.03)	$(0.05)

Weighted average number of common shares outstanding
Basic	26,680,907	24,990,515	26,153,573	24,102,126
Diluted	26,680,907	30,789,084	26,153,573	24,102,126

VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2010	2009
Assets	(unaudited)

Current assets
Cash	$4,576,060	$4,327,410
Accounts receivable, net	2,727,525	1,481,381
Prepaid expenses and other current assets	305,079	387,247
Total current assets	7,608,664	6,196,038
Patents, net	1,711,501	1,832,560
Property and equipment, net	404,426	456,169
Other assets	-	33,258
Total assets	$9,724,591	$8,518,025

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$1,099,838	$658,430
Accrued payroll	821,107	837,177
Unearned revenue	214,508	1,011,498
Derivative liability	2,609,708	1,139,953
Total current liabilities	4,745,161	3,647,058

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 3,188 and 3,438 shares at December 31, 2010 and 2009, respectively; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 800 and 2,910 shares at December 31, 2010 and 2009 respectively; liquidation preference $1,000 per share	1	3
Common stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 27,414,620 and 25,233,255 shares at December 31, 2010 and 2009, respectively	27,415	25,233
Additional paid-in capital	15,090,254	14,354,929
Accumulated deficit	(10,138,243)	(9,509,201)
Total stockholders' equity	4,979,430	4,870,967
Total liabilities and stockholders' equity	$9,724,591	$8,518,025

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	December 31, 2010	December 31, 2009

Net (loss) income	$(1,606,858)	$373,917
Interest income and other expenses, net	9,345	6,555
Depreciation and amortization	130,555	118,242
Stock-based compensation expense	241,749	230,677
Loss/(Gain) on derivative financial instrument	1,829,613	(287,953)
Adjusted EBITDA	$604,404	$441,438

Basic Adjusted EBITDA per common share, non-GAAP	$0.02	$0.02
Diluted Adjusted EBITDA per common share, non-GAAP	$0.02	$0.01
Weighted average number of common shares outstanding:
Basic	26,680,907	24,990,515
Diluted	31,237,439	30,789,084

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009
Net loss	$(629,042)	$(1,011,227)
Interest income and other expenses, net	15,530	14,911
Depreciation and amortization	511,982	469,585
Stock-based compensation expense	863,522	1,067,080
Loss on derivative financial instrument	1,469,755	717,045
Adjusted EBITDA	$2,231,747	$1,257,394

Basic Adjusted EBITDA per common share, non-GAAP	$0.09	$0.05
Diluted Adjusted EBITDA per common share, non-GAAP	$0.07	$0.04
Weighted average number of common shares outstanding:
Basic	26,153,573	24,102,126
Diluted	30,200,727	29,822,847